EXHIBIT 10.4

EMPLOYMENT AGREEMENT

Between

Golden Matrix Group Inc.

and

Brett Goodman

 EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made the 16th Day of September 2022 and will take effect on the 1st of September, 2022.

BETWEEN:  Golden Matrix Group Inc. of: 3651 Lindell Road Ste D131 Las Vegas NV 89103 USA (the "Company")

AND: Brett Goodman of 602/63 Hall Street, Bondi Beach, NSW 2026, Australia

RECITALS:

A. The Company has agreed to employ the Employee and the Employee has agreed to accept the appointment as an employee of the Company on the terms contained in this agreement.

B. Term of Employment. Except as otherwise provided below, the Company shall employ Employee for the period commencing on the Start Date and ending on the third anniversary of the Start Date. At the expiration of the original term or any extended term (each a “Renewal Date”), Employee’s employment hereunder shall be extended automatically, upon the same terms and conditions, for successive one-year periods, unless either party shall give written notice to the other of its intention not to renew such employment at least three months prior to such Renewal Date.

C. The parties agree that Employee’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause or notice. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company. However, as described in this agreement, Employee may be entitled to severance benefits depending on the circumstances of Employee’s termination of employment with the Company as discussed below.

THE PARTIES AGREE in consideration of, among other things, the mutual promises contained in this agreement, the receipt and sufficiency of which is confirmed by the parties, to the following:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

Accounts: means the audited profit and loss account of the Company;

Basic Salary means the basic salary package of the Employee as adjusted under clause 4.2;

Board means the board of directors of the Company;

Business Day means a date other than a Saturday or Sunday, where the banks are generally open for business in Nevada.

Compensation Committee means a committee comprised of independent members of a board of directors who are responsible for setting Executive’s compensation;

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

Audit Committee means a committee comprised of independent members of a board of directors who are responsible for oversight of and integrity of the accounting, auditing, and reporting practices of the Company.

Expert means an individual appointed under clause 15(a), (b) or (c), by the mutual approval of the Company and the Employee;

Group means the Company and any Subsidiary Company;

Group Company means the Company or any Subsidiary Company;

Information means any information in respect of the Company's business which is not in the public domain and includes, but is not limited to, any document, book, account, process, patent, specification, drawing, design or know-how which:

(a) comes to the notice of the Employee in the course of the Employee's employment; or

(b) is generated by the Employee in the course of performing the Employee's obligations.

Month means calendar month;

Start Date means the 1st of September 2022;

Salary Review Date means every 12 months after the Start Date; and

Termination Date means the date when the Employee ceased to be employed by the Company.

1.2 Interpretation

In this agreement, headings are for convenience only and do not affect the interpretation of this agreement and, unless the context otherwise requires:

(a) a reference to termination of this agreement includes a reference to termination of the Employee's contract of employment;

(b) words importing the singular include the plural and vice versa;

(c) words importing a gender include any gender;

(d) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(e) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and vice versa;

(f) a reference to anything (including, but not limited to, any right) includes a part of that thing;

(g) a reference to a party to a document includes that party's successors and permitted assigns;

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

(h) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws varying, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute; and

(i) a reference to a document or agreement includes all amendments or supplements to, or replacements or novation’s of, that document or agreement.

2. APPOINTMENT

The Company appoints the Employee as VP Business Development and the Employee accepts that appointment.

3. DUTIES OF EMPLOYEE

3.1 General Duties

The Employee must:

(a) devote his/her full time, attention and skill during normal business hours, and at other times as reasonably necessary, to the duties of office;

(b) faithfully and diligently perform the duties and exercise the powers consistent with the position of a VP Business Development;

(c) provide his services in a proper, efficient, diligent and competent manner and so as to promote the development of the Company;

(d) act at all times with the utmost good faith to promote the welfare and interests of the Company;

(e) at all times comply with the then current business plan of the Company, as approved by the Board of Directors of the Company; and

(f) at all times maintain accurate and complete financial records of all financial transactions undertaken in the performance of these services and in the operations of the Company.

3.2 Non-Exclusive

The Company acknowledges that the Executive will be entitled to continue his involvement with Luxor Capital LLC, Elray Resources and Articulate Pty Ltd.

3.3 Related Party

It is noted that the Employee is the son of the Company’s Chief Executive Officer, and as such the agreement will be pre-approved by the Audit Committee, and filings by the Company will disclose the relationship.

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

4. REMUNERATION

4.1 Basic Salary

(a) During the period that the Employee serves the Company under this agreement, the Company must pay the Employee the Basic Salary, determined under this clause 4, in equal monthly payments by, or as otherwise agreed between the parties.

(b) The Basic Salary can be provided in cash or other benefits, providing that at all times (unless otherwise provided in this agreement) the cost to the Company, including fringe benefits tax, does not exceed the Basic Salary. The compensation shall be provided in cash until the Employee proposes an alternative agreeable to the Company.

4.2 Starting Salary

The Basic Salary is Sixty Thousand Dollars per annum ($60,000 USD) plus Superannuation of (10.5%) mandated by the Australian Government - Superannuation Guarantee (Administration) Act 1992.

4.3 Salary Review

(a) The Basic Salary is subject to review by the Audit Committee on each Salary Review Date.

(b) The Basic Salary for the period after a review is the amount per annum agreed between the Employee and the Audit Committee.

(c) At each review, the Basic Salary may be increased having regard to:

(i) the cost of living;

(ii) the responsibilities of the Employee and remuneration available in the workforce outside the Company for a person with responsibilities and experience equivalent to those of the Employee; and

(iii) the performance of the Employee.

(d) The parties must commence review of the Basic Salary 1 Month before the Salary Review Date, with a view to the Employee and the Audit Committee reaching an agreement for the purposes of clause 4.3(c), by the Salary Review Date.

(e) Increases in such Basic Salary shall be documented in the Company’s records, but shall not require the parties enter into a new or amended form of this agreement.

4.4 Other Benefits.

Employee shall be entitled to participate in the Company’s stock option plan, life, health, accident, disability insurance plans, pension plans and retirement plans, in effect from time to time (including, without limitation, any incentive program or discretionary bonus program of the Company which may be implemented in the future by the Board), to the extent and on such terms and conditions as the Company customarily makes such plans available to its senior Employees.

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

5. BONUS AND/OR INCENTIVES

5.1 The Board at their discretion will create an employee cash bonus plan. The bonus will align shareholder values with the bonus plan. The Board will set goals with the employees that reward the plans successful completion.

5.2 The Company may with the express agreement of the Employee, satisfy any bonus payment by the granting of shares or other interests in the Company (or any other company acceptable to the Employee).

5.3 The Company may issue options to Employee from time to time.

5.4 The Board or Audit Committee may award the Employee bonuses from time to time, in their discretion, in cash, stock or other securities of the Company.

6. EXPENSES

(a) The Company must reimburse the Employee for reasonable out-of-pocket expenses incurred by the Employee on Company business including but not limited to travel and entertainment.

(b) The Company may require evidence of expenses incurred by the Employee.

The Audit Committee in conjunction with the Board may approve any variations to this Clause provided that such variations are with the Employee’s consent.

7. LEAVE

7.1 Leave Entitlements

(a) The Employee is entitled to public holidays, and holiday leave in conformity with Australian statutory entitlements. https://www.fairwork.gov.au/about-us/legislation

(b) The Employee must take annual leave at a period or periods agreed between the Company and Employee. The Company’s consent shall not be unreasonably withheld.

(c) Annual leave entitlements shall accrue on a pro rata basis during the first year of the Employee’s employment by the Company and, thereafter, upon each anniversary of the Employment Date, as provided in the Australian The Fair Work Act 2009. https://www.fairwork.gov.au/about-us/legislation

7.2 Accrued Leave

Subject to any statutory provision, the Company may require the Employee to take any significant accrued leave entitlement.

7.3 Special Leave

The Employee will in each period of twelve months be entitled to seven days special leave. Special leave may only be taken where:

(a) The Employees spouse, dependent child, dependent parent or dependent parent- in-law; becomes ill.

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

(b) on the death of the Employee’s spouse, parent, child, brother, sister, grandparent, father-in-law and mother-in-law.

Any untaken special leave is not cumulative and you are required to notify the Company as soon as possible on the day of any absence if you are taking special leave. You will not be entitled to a lump sum payment for unused special leave at the termination of your employment.

8. PAYMENT DURING ABSENCE ON MEDICAL GROUNDS

8.1 Sick Leave Entitlement

(a) The Company must continue to pay the Employee's salary in full during any absences on medical grounds up to a maximum total of 10 Business Days absence in any period of 12 Months or whatever minimum that may be dictated by local New South Wales (NSW) Australian legislation.

(b) The Employee’s sick leave entitlement under clause 8.1(a) arises on the Start Date of this agreement and is renewed on each anniversary of that date.

8.2 Sick Leave Not Cumulative

The Employee's sick leave entitlement under clause 8.1(a) is not cumulative from year to year.

8.3 Evidence of Illness or Injury

The Employee must, if the Company so requires, provide evidence to the reasonable satisfaction of the Company that any absence was due to illness or involuntary injury.

8.4 Compensation

(a) If the Employee's absence is due to any actionable negligence of a third party for which damages are or may be recoverable then all money paid by the Company under clause 8.1(a) is a loan to the Employee.

(b) The Employee must immediately notify the Company of any claim, compromise, settlement or judgment made or awarded to the Employee in respect of any absence from work as a result of the negligence of a third party.

(c) If the Company requires, the Employee must refund to the Company an amount of the money advanced to the Employee for the period of incapacity which is equivalent to any compensation the Employee received for lost wages and other emolument.

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

9. CONFIDENTIALITY

9.1 Employee's Obligations

The Employee must:

(a) keep any information secret and confidential, except to the extent that the Employee is required by law to disclose it;

(b) take all reasonable and necessary precautions to maintain the secrecy and prevent the disclosure of any information; and

(c) not disclose information to any third party without first obtaining the written consent of the Board except in the ordinary and proper course of employment with the Company.

For the sake of clarity, nothing in this Section 9 prohibits Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures and Employee is not required to notify the Company that he has made such reports or disclosures. Employee further understands that this Agreement does not limit Employee’s ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Employee’s right to receive an award for information provided to any government agencies, including, but not limited to under Rule 21F-17(a) under the Securities Exchange Act of 1934, as amended, or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act. Employee acknowledges, agrees, and understands that (i) nothing in this Agreement prohibits him from reporting to any governmental authority or attorney information concerning suspected violations of law or regulation, provided that Employee does so consistent with 18 U.S.C. § 1833, and (ii) Employee may disclose trade secret information to a government official or to an attorney and use it in certain court proceedings without fear of prosecution or liability, provided that Employee does so consistent with 18 U.S.C. § 1833.

10.1 Survival of Obligations

The Employee's obligations under this clause survive the termination of this agreement.

11. PROTECTION OF THE COMPANY'S INTERESTS

11.1 Restricted Areas and Restricted Activities

(a) For the purposes of clause 11.1(b) the expression "competitive with the business of the Company" means in competition with the business of marketing of Gaming Intellectual Property.

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

(b) Subject, to clause 11.2(b), 3.2 and in consideration for $10 and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Employee must not, without the prior written consent of the Company do any of the following:

(i) directly or indirectly carry on (whether alone, in partnership or in joint venture with anyone else) or otherwise be concerned with or interested in (whether as trustee, principal, agent, shareholder, unit holder or in any other capacity) in a similar or competitive business in the U.S.A. for a period of 1 year from the Termination Date; or

(ii) at any time induce or attempt to include any director, manager or Employee of the Company to terminate his employment with the Company, whether or not that person would commit a breach of that person's contract of employment.

11.2 Restraints Reasonable

(a) The Employee and the Company consider the restraints contained in this clause to be reasonable and intend the restraints to operate to the maximum extent.

(b) If these restraints:

(i) are void as unreasonable for the protection of the interests of the Company; and

(ii) would be valid if part of the wording was deleted or the period or area was reduced.

11.3    Restraints Independent

The restraints contained in this clause are separate, distinct and several, so that the unenforceability of any restraint does not affect the enforceability of the other restraints.

11.4    Acknowledgments by Employee

The Employee acknowledges that:

(a) the Employee will obtain information concerning the business and finances of the Company and Group Companies including trade secrets and industrial processes;

(b) disclosure of Information could materially harm the Company;

(c) the restrictive covenants contained in this clause are reasonable and necessary for the protection of the goodwill of the Company;

(d) the remedy of damages may be inadequate to protect the interests of the Company and the Company is entitled to seek and obtain injunctive relief, or any other remedy, in any Court; and

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

(e) in view of the importance of the restraints contained in this clause for the protection of the proprietary interests of the Company, this clause will survive the termination of the Employee's employment with the Company in all circumstances including repudiation by the Company of the remainder of this agreement.

12.1 Survival of Obligations

The Employee's obligations under this clause 11 shall survive the termination of this agreement.

12.2 Definition

The expression Termination Date means the date when the Employee ceases to be employed by the Company.

13. RESTRICTIONS ON OTHER ACTIVITIES OF THE EMPLOYEE

13.1 Inducements

Other than under this agreement, the Employee must not accept any payment or other benefit as an inducement or reward for any act in connection with the business of the Company or any Group Company. This clause does not prevent the Employee receiving any dividend arising from him holding shares in the Company or any Group Company.

14. TERMINATION

14.1 Termination because of Illness

The Company may terminate this agreement by not less than 2 Weeks’ notice in writing if it is adjudicated under part 15 that the Employee:

(a) is incapacitated by illness or accident as certified by an independent medical officer for an accumulated period of 6 Months in any 24 Month period; or

(b) is advised by an independent medical officer that the Employee's health has deteriorated to a degree that it is advisable for the Employee to cease working permanently for the Company.

14.2    Immediate Termination by the Company

The Company may terminate this agreement immediately if it is adjudicated under part 15 that the Employee:

(a) Commits any act which may detrimentally affect the Company or any Group Company, including but not limited to an act of dishonesty, fraud, willful disobedience, misconduct or breach of duty;

(b) undertakes any of the activities described in clause 11.1 during his employment by the Company;

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

(c) willfully, persistently and materially breaches this agreement and does not remedy the breach within 14 days after receipt of notice in writing from the Company specifying the breach; or

(d) is of unsound mind or becomes liable to be dealt with under any law relating to mental health.

14.3 Immediate Termination by the Employee

The Employee may terminate this agreement immediately if:

(a) the Company has gone into receivership or liquidation; or

(b) any amount payable by the Company to the Employee under this agreement remains unpaid for more than 2 Months after the Employee has given written notice of default to the Company.

14.4 Severance Pay

If the Employee’s employment herein is involuntarily terminated by the Company for any reason other than those set forth in Sections 14.1, 14.2 and 14.3 hereof, then unless the Company shall have terminated the Employee for "Cause", the Company shall pay the Employee severance pay in an amount equal to three (3) Months of the Employee's Basic Salary in effect on the effective date of the termination. Such payment shall be made in a lump sum within ten (10) business Days following the effective date of the termination. The severance pay shall be in lieu of all other compensation or payments of any kind relating to the termination of the Employee's employment hereunder; provided that the Employee's entitlement to compensation or payments under the Company's retirement plans, leave entitlements, stock option or incentive plans, savings plans or bonus plans attributable to service rendered prior to the Termination Date shall not be affected by this clause and shall continue to be governed by the applicable provisions of such plans; and further provided that in lieu hereof, at his election, the Employee shall be entitled to the benefits of the Change in Control Agreement of even date hereof between the Company and the Employee, if termination occurs in a manner and at a time when such Change in Control Agreement is applicable. For purposes of this agreement, the term for "Cause" shall mean because of gross negligence or willful misconduct by the Employee either in the course of his employment hereunder or which has a material adverse effect on the Company or the Employee's ability to perform adequately and effectively his duties hereunder.

If the Employee’s employment herein is involuntarily terminated then all options held by Employee and all unvested securities held by the Employee shall vest immediately and all options may be exercised by Employee, at any time prior to the later of (a) the originally stated expiration date thereof; and (b) twenty four months after such Termination Date.

14.5 Payment in Lieu of Severance

Payment under clause 14.4 constitutes full satisfaction and discharge of the Company's obligations with respect to notice of termination, and the Company may condition the payment of such amounts on Employee’s entry into a settlement and release with the Company (in reasonably agreeable form).

14.6 Obligations on Termination

On termination of this agreement, the Employee must return to the Company all tangible property of the Company or any Group Company including, but not limited to, all books, documents, papers, materials, credit cards, cars and keys held by the Employee or under the Employee's control, and provided the Company all documents, materials, passwords and other information regarding the Company and its operations that are reasonably requested by the Company.

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

15. ADJUDICATION

An issue which requires adjudication under this agreement is adjudicated if the following procedures are followed:

(a) The parties must within two (2) Business Days after the receipt of notice from a party requiring adjudication appoint an Expert agreed to by both parties to determine which of the Company's or the Employee's position is the more reasonable having regard to the law and the facts.

(b) If the Expert appointed under clause (a) or clause (b) is unable to carry out the determination another Expert must be appointed in accordance with clause (a) or clause (b) to determine the dispute.

(c) The Expert appointed under this clause acts as an expert and not an arbitrator.

(d) Each party must make a written submission to the Expert in support of its position. The submission must be delivered to the Expert within 15 days after his/her appointment, and must request the Expert's determination on an urgent basis.

(e) The parties must co-operate fully with the Expert and make available to the Expert all relevant information and documents.

(f) The Expert's determination is final and binding on the parties.

(g) The cost of the Expert shall be borne by the party whose position was not determined to be the more reasonable by the Expert.

(h) Failure by a party to do anything required of it under this clause 15 shall be deemed a refusal to co-operate fully and the matter shall be deemed adjudicated in favor of the other party which shall entitle the other party to act on the basis that the Expert has adjudicated in its favor.

(i) Until the dispute has been decided by the Expert, the status quo shall prevail.

16.      INDEMNIFICATION

16.1. The Company agrees to indemnify Employee and hold Employee harmless from and against any and all losses, claims, damages, liabilities and costs (and all actions in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs of investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which Employee is a party, as and when incurred, directly or indirectly caused by, relating to, based upon or arising out of any work performed by Employee in connection with this agreement to the full extent permitted by the Nevada Revised Statutes, and by the Articles of Incorporation and Bylaws of the Company, as may be amended from time to time, and pursuant to any indemnification agreement between Employee and the Company.

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

16.2. The indemnification provision of this ARTICLE V shall be in addition to any liability which the Company may otherwise have to Employee.

16.3. If any action, proceeding or investigation is commenced as to which Employee proposes to demand such indemnification, Employee shall notify the Company with reasonable promptness. Employee shall have the right to retain counsel of Employee’s own choice to represent Employee and the Company shall pay all reasonable fees and expenses of such counsel; and such counsel shall, to the fullest extent consistent with such counsel’s professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Employee made with the Company’s written consent, which consent shall not be unreasonably withheld or delayed, to the fullest extent permitted by the Nevada Revised Statutes and the Articles of Incorporation and Bylaws of the Company, as may be amended from time to time.

17. GENERAL

17.1 Notices

(a) Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this agreement:

(i) must be in legible writing and in English addressed as shown at the commencement of this agreement, or as specified to the sender by any party by notice;

(ii) where the sender is a company, must be signed by an officer or under the common seal of the sender;

(iii) is regarded as being given by the sender and received by the addressee:

(1) if by delivery in person, when delivered to the addressee;

(2) if by post, 3 Business Days from and including the date of postage; or

(3) if by email transmission, when transmitted to the addressee,

but if the delivery or receipt is on a day which is not a Business Day or is after 4:00 pm (addressee's time) it is regarded as received at 9:00 am on the following Business Day; and

(iv) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(b) A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after transmission is received or regarded as received under clause 16.1(a)(iii) and informs the sender that it is not legible.

(c) In this clause 16.1, a reference to an addressee includes a reference to an addressee's officers or agents.

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

17.2 Governing Law and Jurisdiction

(a) Save for the provisions of clause 15 above and the other provisions of this agreement specifically referencing Australian laws (local or otherwise), this agreement shall be governed and interpreted in accordance with the laws of Nevada, USA and the parties irrevocably submit to the non-exclusive jurisdiction of the courts of Nevada.

(b) Each of the parties irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

17.3 Prohibition, Enforceability and Severance

(a) Any provision of, or the application of any provision of, this agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b) Any provision of, or the application of any provision of, this agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

(c) If a clause is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provisions in this agreement.

17.4 Waiver

(a) The failure of the Company any time to require performance by the other party of any provision of this agreement does not affect the party's right to require the performance at any time.

(b) The waiver by either party of a breach of any provision must not be held to be a waiver of any succeeding breach of the provision or a waiver of the provision itself.

17.5 Binding Effect; Assignment.

This agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, successors and assigns. Employee may not assign any of his rights or obligations under this agreement. The Company may assign its rights and obligations under this agreement to any successor entity.

17.6 Entire Agreement.

This agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and Employee, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this agreement. This agreement does not constitute a commitment of the Company with regard to Employee’s employment, express or implied, other than to the extent expressly provided for herein.

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

17.7 Amendment.

No modification, change or amendment of this agreement or any of its provisions shall be valid, unless in a writing signed by the parties and approved by the Audit Committee.

17.8 Legal Counsel.

Employee acknowledges and warrants that (A) he has been advised that Employee’s interests may be different from the Company’s interests, (B) he has been afforded a reasonable opportunity to review this agreement, to understand its terms and to discuss it with an attorney and/or financial advisor of his choice and (C) he knowingly and voluntarily entered into this agreement. The Company and Employee shall each bear their own costs and expenses in connection with the negotiation and execution of this agreement.

17.9 Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures.

This agreement and any signed agreement or instrument entered into in connection with this agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman

EXECUTED AS AN AGREEMENT
EXECUTED FOR AND ON BEHALF OF
Golden Matrix Group Inc.
by authority of its Chief Executive Officer: Anthony Brian Goodman

/s/ Anthony Brian Goodman

SIGNED SEALED AND DELIVERED
by the said Brett Goodman

/s/ Brett Goodman

Employment Agreement

Golden Matrix Group, Inc. and Brett Goodman